UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2016

QUANTUM MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Hunter Road

San Marcos, Texas 78666

(Address of principal executive offices and zip code)

(214) 701-8779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Executive Officer

On June 13, 2016, Stephen Squires, Chief Executive Officer and member of the Board of Directors of Quantum Materials Corp. (the “Company”), was appointed Managing Director of Solterra Renewable Technologies, Inc., a wholly-owned subsidiary of the Company (“Solterra”) and, in connection with such appointment, Mr. Squires stepped down from his role as Chief Executive Officer and as a member of the Board of Directors of the Company, effective June 30, 2016. Mr. Squires will continue to serve as Chief Executive Officer of Quantum Materials Asia Co., Ltd.

In connection with Mr. Squires’ appointment as Managing Director of Solterra, the Company entered into an Amended and Restated Employment Agreement (the “Squires Agreement”) with Mr. Squires which provides that, until such time as the Company records its first $10,000,000 in revenue (the “Revenue Trigger”), the Company shall pay Mr. Squires an annual base salary of no less than $225,000 and after the occurrence of the Revenue Trigger, the Company shall pay Mr. Squires an annual base salary of no less than $247,500. Mr. Squires shall also be eligible for certain annual bonuses and equity awards pursuant to the Squires Agreement. The term of the Squires Agreement is for two years, and provides for severance payments in the event of termination or a change in control of the Company. The foregoing description of the Squires Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Squires Agreement, filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Appointment of New Chief Executive Officer

On June 13, 2016, the Company’s Board of Directors appointed Sri Peruvemba as Chief Executive Officer, effective June 30, 2016. Mr. Peruvemba, age 51, has served as a member of Company’s Board of Directors since 2015. Prior to joining the Company, Mr. Peruvemba served as the CMO of E Ink Corporation and held senior level positions at Sharp Corp., TFS Inc., Planar Systems and Suntronic Technology. He also currently serves as the Chief Executive Officer of Marketer International, a marketing services firm.

In connection with Mr. Peruvemba’s appointment as Chief Executive Officer, the Company entered into an Employment Agreement (the “Peruvemba Agreement”) with Mr. Peruvemba that provides for an annual base salary of $180,000. Mr. Peruvemba shall also be eligible for certain annual bonuses and equity awards pursuant to the Peruvemba Agreement. The term of the Peruvemba Agreement is indefinite, subject to termination by either party, and provides for severance payments in the event of termination or a change in control of the Company. The foregoing description of the Peruvemba Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Peruvemba Agreement, filed as Exhibit 10.2 to this report and is incorporated herein by reference.

On June 14, 2016, the Company issued a press release announcing this leadership succession. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated June 15, 2016, by and between Quantum Materials Corp. and Stephen Squires

10.2	Employment Agreement, dated June 13, 2016, by and between Quantum Materials Corp. and Sri Peruvemba

99.1	Press release of Quantum Material Corp., dated June 14, 2016, entitled “Quantum Materials Corp. Appoints Sri Peruvemba CEO”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Date: June 16, 2016	By:	/s/ Craig Lindberg
	Name:	Craig Lindberg
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated June 15, 2016, by and between Quantum Materials Corp. and Stephen Squires

10.2	Employment Agreement, dated June 13, 2016, by and between Quantum Materials Corp. and Sri Peruvemba

99.1	Press release of Quantum Material Corp., dated June 14, 2016, entitled “Quantum Materials Corp. Appoints Sri Peruvemba CEO”